UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 28, 1998


AMERICAN CASCADE ENERGY, INC.
(Name of Registrant as specified in its charter)

Commission File Number:   000-22112

Situs:  Texas				IRS Employer ID No.:   11-2892908

888 W. Sam Houston Pkwy, Suite 200, Houston, Texas		77042
(Address of Principal Executive Office)			   (Zip Code)

Telephone Number:   (281) 579-1004

Prior Address:   16420 Park Ten Place, Suite 200, Houston, Texas 77084

Item 3.  Bankruptcy or Receivership.

     An involuntary petition to liquidate American Cascade Energy, Inc. was filed on September 3, 1997 by four creditors of the corporation, and was later joined by three additional creditors. This petition was vigorously contested by the corporation, as management believed, upon advice of counsel, that the petition had insufficient merit and further believed that the petitioners did not satisfy the statutory criteria for bringing same.

    After a trial, the judge found in favor of the petitioners and, on January 28, 1998, entered an order for relief under Chapter 7 of the Bankruptcy Code against American Cascade Energy, Inc.

     Management believes, upon advice of counsel, that several errors were made which may affect the outcome of the trial, and the corporation has filed a motion for reconsideration.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   American Cascade Energy, Inc.
                                   Registrant




Date:  February 9, 1998            Robert P. Huckaby,
                                   Director, Secretary, Chief Financial Officer